EXHIBIT 99.1

FOR IMMEDIATE RELEASE                   CONTACT:  News Media
                                                  Glenn Bozarth
                                                  (310) 252-3521

                                                  Investor Relations
                                                  Mike Salop
                                                  (310) 252-2703



                   MATTEL TO REDEEM 10-1/8% SENIOR
                     SUBORDINATED NOTES DUE 2002
                     ---------------------------

LOS ANGELES, JULY 17 -- On July 10, 1997, Mattel, Inc. [NYSE: MAT] issued a notice to the holders of its 10-1/8% Senior Subordinated Notes due 2002 informing them of the redemption of these securities at a price of 103.797% of the principal amount, plus accrued interest to the redemption date of August 15, 1997. The aggregate amount to be paid is approximately $138 million.

     Mattel, Inc. is the worldwide leader in the design, manufacture and marketing of children's toys. With headquarters in El Segundo, California, Mattel has offices and facilities in 36 countries and sells its products in more than 140 nations throughout the world.





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